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                                                                    EXHIBIT 99.2

FLORSHEIM GROUP INC.
200 NORTH LASALLE STREET
CHICAGO, ILLINOIS 60601

                                            FOR FURTHER INFORMATION PLEASE CALL:
                                                       THOMAS P. POLKE
                                                       (312) 458-7421

                                                           FOR IMMEDIATE RELEASE

            FLORSHEIM REPORTS NON-PAYMENT OF INTEREST ON SENIOR NOTES

      Chicago, Illinois, February 28, 2002, - Florsheim Group Inc. (OTCBB:
FLSCBB) today announced that it has notified First Union National Bank, Trustee for the Company's 12.75% Senior Notes, that it will not be making the interest payment due March 1, 2002.

      Florsheim Group Inc. designs, markets, and sources a diverse and extensive range of products in the middle to upper price range of the men's quality footwear market. Florsheim distributes its products in more than 6,000 department stores and specialty store locations worldwide, through approximately 155 company-operated specialty and outlet stores and 43 licensed stores worldwide.

                                    * * * * *

      Information contained in this release with respect to the Company's opportunities and prospects for 2002 is forward looking. These statements represent the Company's reasonable judgement with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially.